UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2022
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
14221 N. Dallas Parkway, Suite 1100,
Dallas, Texas 75254-2957
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 9, 2022, the Company held its 2022 Annual Meeting of Stockholders at which the Company’s stockholders voted on the following three proposals, and cast their votes as described below.

Proposal 1 – Election of Directors
The stockholders elected seven (7) directors for a one-year term, as follows:

Nominee	For	Withheld	Broker Non-Votes
William P. Ainsworth	66,478,253	765,345	8,244,052
John J. Diez	66,394,752	848,846	8,244,052
Leldon E. Echols	65,017,322	2,226,276	8,244,052
Tyrone M. Jordan	66,415,603	827,995	8,244,052
S. Todd Maclin	66,961,801	281,797	8,244,052
E. Jean Savage	67,000,684	242,914	8,244,052
Dunia A. Shive	65,803,097	1,440,501	8,244,052
Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation
The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement dated March 29, 2022, including the Compensation Discussion and Analysis, the compensation tables, and the narrative discussion related thereto, by the following vote:

For	Against	Abstentions	Broker Non-Votes
65,655,206	1,388,911	199,481	8,244,052
Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022, by the following vote:

For	Against	Abstentions
73,616,981	1,789,126	81,543

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

May 12, 2022	By:	/s/ Jared S. Richardson
Name: Jared S. Richardson
Title: Vice President and Secretary